UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2006

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 13, 2006, the Audit Committee of the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) approved the engagement of Perry-Smith LLP as the independent auditor of the Franklin Templeton Profit Sharing 401(k) Plan (the “Plan”). Accordingly, as of the same date, PricewaterhouseCoopers LLP (“PwC”) ceased to be the independent auditor of the Plan.

The reports of PwC on the financial statements of the Plan for the fiscal years ended September 30, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended September 30, 2005 and 2004, and through December 13, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Plan’s financial statements for such years.

During the fiscal years ended September 30, 2005 and 2004, and through December 13, 2006, there were no “reportable events” with respect to the Plan as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended September 30, 2005 and 2004, and through December 13, 2006, neither the Company nor persons on behalf of the Company or the Plan consulted with Perry-Smith LLP with respect to the Plan regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

A copy of the foregoing disclosures was provided to PwC prior to the date of the filing of this report and PwC was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. A copy of the letter PwC furnished in response to that request is filed as Exhibit 16.1 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 13, 2006, the Board approved the amendment and restatement of the Company’s Amended and Restated By-Laws (the “By-Laws”), effective as of the same date. The amendment and restatement, among other things, makes express the Company’s ability to issue shares of the Company’s securities in uncertificated form. By doing so, the Company has clarified its ability to meet the Direct Registration System (“DRS”) requirements of the New York Stock Exchange. DRS allows shares of the Company’ stock to be owned, reported and transferred electronically in uncertificated form and without the need for physical stock certificates.

The amendment and restatement of the By-Laws also makes express the authority to take certain corporate actions through electronic transmissions, as permitted under Delaware corporate law, rather than in paper form. Accordingly, for example, such actions may include, but are not limited to, the Board or any committee thereof acting by unanimous consent pursuant to electronic transmissions, such as through electronic mail, or giving notice to stockholders with respect to an annual or special meeting of stockholders by electronic transmission.

Previously, the Company’s By-Laws were silent with respect to the Company’s ability to issue shares in uncertificated form and the Company’s ability to take corporate actions through electronic transmission.

Finally, the amendment and restatement of the By-Laws implements certain further technical and/or clarifying changes or additions to the By-Laws, such as with respect to the transfer of stock on the books of the Company and in cases where share certificates have been lost, stolen or destroyed.

The summary above is qualified in its entirety by the By-Laws filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted December
13, 2006)

16.1	Letter of PricewaterhouseCoopers LLP, dated December 19, 2006, regarding the
Change in Independent Auditor of the Franklin Templeton Profit Sharing 401(k)
Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: December 19, 2006	/s/ Barbara J. Green
Name: Barbara J. Green
Title: Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted December
13, 2006)

16.1	Letter of PricewaterhouseCoopers LLP, dated December 19, 2006, regarding the
Change in Independent Auditor of the Franklin Templeton Profit Sharing 401(k)
Plan

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